EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT AS OF 12-31-98

Subsidiary                                            State of Incorporation

Better Health Plan, Inc                                      New York
CHG Properties, Inc                                          North Carolina
Coastal Correctional Healthcare, Inc.                        North Carolina
Coastal Emergency Services of Dade County, Inc.              Florida
Coastal Emergency Services of Ft. Lauderdale, Inc.           Florida
Coastal Emergency Services of Hollywood, Inc.                Florida
Coastal Emergency Services of Orlando, Inc.                  Florida
Coastal Government Services Management Group, Inc.           North Carolina
Coastal Government Services, Inc.                            North Carolina
Coastal Physician Group of Florida, Inc.                     Florida
Coastal Physician Group, Inc.                                Delaware
Coastal Physician Networks, Inc.                             North Carolina
Coastal Physician Services of Florida, Inc.                  Florida
Coastal Physician Services of Orlando, Inc.                  Florida
Coastal Physician Services of South Florida, Inc.            Florida
Coastal Physician Services of the Midwest, Inc.              Tennessee
Coastal Physician Services of the Southeast, Inc.            North Carolina
Coastal Physician Services of the West, Inc.                 Texas
Coastal Physician Services, Inc.                             North Carolina
Coastal Physicians Services of Broward County, Inc           Florida
Coastal Practice Services of the Northeast, Inc.             New York
Coastal Receivables LLC                                      Delaware
Coastal SPC Member Corp.                                     Delaware
FirstCollect, Inc.                                           North Carolina
Healthcare Business Resources, Inc.                          North Carolina
Medstaff National Medical Staffing, Inc                      North Carolina
Pediatric Consultants of Broward County, Inc.                Florida
Pediatric Healthcare, Inc.                                   Florida
Physicians Planning Group, Inc.                              Maryland
Premier Credentialing Resources, Inc.                        North Carolina
Signum Primary Care, Inc.                                    North Carolina
Specialty Services Group, Inc.                               Pennsylvania
Sunlife OB/GYN Services of Hollywood, Florida, Inc.          Florida
Sunlife OB/GYN Services of Maryland, Inc.                    Maryland